                                                                    EXHIBIT 99.2
FOR IMMEDIATE RELEASE
                                                                    News Release
For More Information Contact

        Bill Bottoms                    John Root
        Chief Executive Officer         Investor Relations
        (510) 657-7400                  (510) 657-7400

   CREDENCE SYSTEMS REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 1997

        FREMONT, Calif.--December 4, 1997--Credence Systems Corporation (Nasdaq
NMS: CMOS) today reported results for its fourth quarter and fiscal year ended October 31, 1997.

        Net sales for the fourth quarter were $69.4 million, an increase of 57 percent over the $44.2 million reported for the fourth quarter of fiscal 1996. Net income was $7.3 million or $0.32 per share, an increase of 69 percent and 60 percent respectively from $4.3 million or $0.20 per share in the fourth quarter of fiscal 1996.

        For fiscal 1997, net sales were $204.1 million, a decrease of 15 percent from the $238.8 million reported for fiscal 1996. Net income of $10.7 million or $0.47 per share, decreased 72 percent and 73 percent respectively, from the $37.7 million or $1.72 per share achieved in the prior year.

        Credence's chairman and chief executive officer, Dr. Wilmer Bottoms said, "Fiscal 1997 was a good year for Credence. We achieved significant bookings for the year which allowed our backlog at October 31, 1997 to be approximately double the amount at the end of fiscal 1996, despite industry conditions in 1997. We continued to invest in new products, new markets and our product quality in 1997. We introduced several new products including the ValStar 2000, the first system designed specifically to provide the performance and cost structure required for volume production of high pin count VLSI devices and the Kalos Flash memory test system featuring the industry's first Tester-on-A-Card architecture. We confirmed our commitment to our DUO product family by introducing the DUO SX, a high speed 200 Mhz version of our

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CREDENCE SYSTEMS REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 1997     p.2


standard 100 Mhz DUO system, the DUO LFI system which will target testing of complex audio devices, and the DUO RF system which is the first fully integrated VLSI tester to combine high-performance digital and radio frequency testing in the same platform. We also introduced the SC 312 tester, a higher speed and more accurate version of our SC digital series testers."

        Dr. Bottoms added, "We were also pleased that we were able to achieve ISO 9001 certification during the year, meeting an international set of guidelines for quality management which attests to our commitment to quality and our internal quality infrastructure. We also expanded our global infrastructure to better serve the worldwide needs of our customers. Our September 1997 convertible subordinated notes offering of $115 million strengthened our balance sheet and cash position. We begin fiscal 1998 with the products, the people, and the financial strength to improve net sales and to continue to provide productivity and cost advantages for our customers' integrated circuit test requirements."

      Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from the future performance suggested in this release. Such factors include, but are not limited to, fluctuation in customer demand, timing, and volume orders and shipments, competition and pricing pressures, reliability and quality issues, product mix, underabsorption of overhead, cyclicality in the semiconductor industry, continued dependence on "turns" orders to achieve revenue objectives, the Company's ability to have an appropriate amount of production capacity in a timely manner, the timing of new technology and product introductions and the risk of early obsolescence.

        Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

        Credence Systems Corporation is a leading manufacturer of automatic test equipment (ATE) that serves a broad spectrum of the worldwide semiconductor industry's testing needs. Credence offers a wide range of products with test capabilities for digital, mixed-signal and non-volatile memory semiconductors. Credence uses its proprietary CMOS technologies to design products that provide a lower cost of ownership while meeting the increasingly demanding requirements of today's ATE market. The company is

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CREDENCE SYSTEMS REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 1997     P.3


headquartered in Fremont, California with manufacturing in Beaverton, Oregon and Fremont, California. Credence is listed on the Nasdaq National Market under the symbol CMOS.






Credence and Credence Systems are trademarks of Credence Systems Corporation. other trademarks which may be mentioned in this release are the intellectual property of their respective owners.

                         CREDENCE SYSTEMS CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share amounts)



                                                   (unaudited)
                                                Three Months Ended                                   Year Ended

                                                    October 31,                                      October 31,
                                        -------------------------------------           -------------------------------------
                                             1997                   1996                    1997                    1996
                                        -------------           -------------           -------------           -------------

Net Sales                                  $69,394                 $44,202                $204,092                $238,788
Cost of goods sold                          30,505                  19,018                  89,956                  97,010
                                           -------                 -------                --------                --------
Gross Margin                                38,889                  25,184                 114,136                 141,778
Operating Expenses:
        Research and development            10,334                   8,124                  37,350                  35,442
        Selling, general and
        administrative                      17,752                  11,406                  55,701                  52,002
        In-process research and
        development                             --                      --                   6,022                      --
                                           -------                 -------                --------                --------
          Total operating expenses          28,086                  19,530                  99,073                  87,444
                                           -------                 -------                --------                --------
Operating income                            10,803                   5,654                  15,063                  54,334
Interest income, net                           255                     843                   3,167                   3,933
                                           -------                 -------                --------                --------
Income before income taxes                  11,058                   6,497                  18,230                  58,267
Income taxes                                 3,804                   2,209                   7,531                  20,564
Minority interest                                4                      --                       6                      --
                                           -------                 -------                --------                --------
Net income                                 $ 7,250                 $ 4,288                $ 10,693                $ 37,703
                                           =======                 =======                ========                ========
Net income per share                      $   0.32                $   0.20                $   0.47                $   1.72
                                           =======                 =======                ========                ========
Number of shares used in
per share calculations                      22,871                  21,939                  22,539                  21,930
                                           =======                 =======                ========                ========

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

                         CREDENCE SYSTEMS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                               October 31,
                                                         -----------------------
                                                          1997            1996
                                                         --------       --------
ASSETS

Current assets:
  Cash and cash equivalents                             $132,761        $ 48,649
  Restricted cash                                         10,002              --
  Short-term investments                                  35,013          37,643
  Accounts receivable, net                                55,246          49,025
  Inventories                                             42,125          35,721
  Other current assets                                    13,001           6,845
                                                        --------        --------
    Total current assets                                 288,148         177,883
Long-term investments                                      8,561           4,284
Property and equipment, net                               43,050          32,764
Other assets                                              18,237           8,111
                                                        --------        --------
    Total assets                                        $357,996        $223,042
                                                        ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                       $ 13,182       $ 13,842
  Accrued liabilities                                      20,346         17,829
  Income taxes payable                                      3,415          1,589
                                                         --------       --------
     Total current liabilities                             36,943         33,260
Convertible subordinated notes                            114,855             --
Minority interest                                             418             --
Stockholders' equity                                      205,780        189,782
                                                         --------       --------
    Total liabilities and stockholders' equity           $357,996       $223,042
                                                         ========       ========

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